UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2006
ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)
9640 Medical Center Drive
Rockville, Maryland

(Address of principal executive offices)
20850

(Zip Code)
(240) 864-2600

(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement.
     As previously reported, on January 9, 2006, EntreMed, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) and a services agreement (the “Services Agreement”) with affiliates of Elan Corporation plc (“Elan”) to support the continued development of Panzem® NCD. Under the License Agreement, Elan granted the Company an exclusive license to its patent rights, know-how and improvements to import, export, use, offer for sale, market, distribute and sell liquid, tablet or capsule formulations for oral administration containing the Company’s 2ME2 compound that incorporates Elan’s nanoparticulate colloidal dispersion technology (“Product”).
     The Services Agreement provides for the performance by Elan of certain process development activities for Panzem® NCD and for the manufacture and supply of clinical supplies of the Product to the Company. Pursuant to the License Agreement, the Company will pay to Elan payments based on the attainment of certain manufacturing, clinical, and regulatory milestones and royalties based on net sales.
     The License Agreement and the Services Agreement each contains additional terms and conditions customary for these types of arrangements, including representations, warranties, indemnifications and restrictions on use of competing suppliers. Unless terminated earlier pursuant to the provisions thereof, the License Agreement will expire on a country-by-country basis upon the later of the 15th anniversary of the first commercial sale of a Product in such country and expiration of the last valid claim of an Elan patent right in such country, and will renew automatically for consecutive three-year periods unless either party provides the other with written notice at least one year prior to the end of the then current term. The Services Agreement will terminate upon the expiration or termination of the License Agreement.
     EntreMed and Elan have further agreed that they, or their respective affiliates, will negotiate in good faith and expect to enter into a manufacturing and commercial supply agreement for the Product on or before the first anniversary of entering into the License Agreement.
     On January 10, 2006, the Company issued a press release announcing the execution of the License Agreement and the Services Agreement. A copy of the press release is filed as Exhibit 99.1 hereto.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     99.1     Press Release dated January 10, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.
/s/ Marc Corrado

Marc Corrado Vice President, Corporate Development

Date: January 13, 2006

EXHIBIT INDEX

Designation	Description

99.1	Press Release dated January 10, 2006